UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of report (Date of earliest event reported: December 17, 2004

                        Integrated Surgical Systems, Inc.
                        ---------------------------------
               (Exact name of registrant as specified in charter)

          Delaware                      1-12471                  68-0232575
          --------                      -------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

               1850 Research Park Drive
                   Davis, California                             95616-4884
                   -----------------                             ----------
       (Address of principal executive offices)                  (Zip Code

Registrant's telephone number, including area code:  (530) 792-2600

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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Item 8. Other Events.

On December 17, 2004, we, Integrated Surgical Systems, Inc., were served with a summons and complaint commenced in the Yolo County (California) Superior Court, styled Bischoff, et al. v. Integrated Surgical Systems, et al. The plaintiffs in this litigation, all from Germany, allege that our ROBODOC(R) System is defective and dangerous, both in its manufacture and design and, as a result of such defect and dangerous condition, the plaintiffs, all of whom were subjected to medical treatment utilizing the ROBODOC System, sustained injury. The plaintiffs are seeking class action status for this matter.

We believe the plaintiff's allegations are without merit. We intend to conduct a vigorous defense against the allegations contained in the complaint. However, we do not have any product liability insurance currently in effect, our coverage having been terminated in June 2004, due to our financial inability to pay the requisite insurance premiums.

Defending against a product liability action can be expensive and time consuming to management personnel. We currently do not have the funds which may be necessary to defend our company against the plaintiffs' allegations. The failure to properly defend our company against the allegations could result in a material judgment against our company which could adversely affect our financial condition and results of operations. We also currently may not have the funds necessary to satisfy any judgment rendered against us. Our failure to successfully defend against the allegations could result in our seeking protection under the United States Bankruptcy Code. Such action could have a material adverse affect on the market price of our common stock.

This case is at its incipient stages. Our company intends to retain competent counsel to represent us in this matter. The amount of damages, if any, are indeterminable at this juncture, especially since our company believes it has meritorious defenses to this action.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Integrated Surgical Systems, Inc.

Dated:  December 28, 2004          By: /s/   RAMESH TRIVEDI
                                       ----------------------------------------
                                       Ramesh Trivedi, Chief Executive Officer